Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Reliance Global Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common stock, par value $0.086 per share (“Common Stock”)	Other(2)	11,407,273	$0.8854	$10,100,000	0.00015310	$1,546.31
	Total Offering Amount					$10,100,000		$1,546.31
	Total Fees Previously Paid							—
	Total Fee Offsets							1,546.31
	Net Fee Due							$—

(1)	Represents an aggregate of 11,407,273 shares of Common Stock, which includes 11,294,330 shares of Common Stock that we may, at our sole discretion, sell to White Lion Capital LLC pursuant to a Common Stock Purchase Agreement between the Company and White Lion, and 112,943 shares of our common stock issuable to White Lion as Commitment Fee Shares. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers (i) such additional number of shares of Common Stock issuable upon stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events or (ii) such reduced number of shares of Common Stock in respect of any reverse stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events, in each case with respect to the shares of Common Stock being registered pursuant to this Registration Statement.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and calculated based upon the average of the high and low prices of the Common Stock on The Nasdaq Stock Market LLC on August 21, 2025, which date is within five business days prior to the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number		Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Reliance Global Group, Inc.	S-1	333-284218	(1)	January 10, 2025		$1,546.31	Equity	Common Stock, par value $0.086 per share	87,719,300	$110,575,000
Fee Offset Sources	Reliance Global Group, Inc.	S-1	333-284218	(1)		May 6, 2025	-					$13,396.25

(1)	The registrant withdrew the registration statement on Form S-1 (No. 333-284218) by filing a Form RW on June 16, 2025. The withdrawn registration statement on Form S-1 (No. 333-284218) was not declared effective and no securities were sold thereunder.